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                                  EXHIBIT 10.4

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                        RELEASE AND NON-COMPETE AGREEMENT

        This RELEASE AND NON-COMPETE AGREEMENT ("Agreement") is made and entered into this ___ day of _______, 2004 (but shall be effective at the Effective Time (as hereinafter defined)) by and between Richard P. Gallegos ("Executive") on the one hand and First Federal Banc of the Southwest, Inc. (the "Company"), the parent holding company of First Federal Bank (the "Bank"), GFSB Bancorp, Inc. ("GFSB") and Gallup Federal Savings Bank ("Gallup Federal") on the other hand. Any reference to the Company or the Bank shall include such entities and its affiliates, as well as any successor thereto.

        WHEREAS, Executive is the President of Gallup Federal, the wholly owned subsidiary of GFSB;

        WHEREAS, Executive is the owner and/or option-holder of shares of GFSB;

        WHEREAS, Executive has entered into a Change in Control Agreement with GFSB, whereby the termination of Executive's employment under certain circumstances will trigger the payment of certain benefits to Executive (the "Severance Benefit");

        WHEREAS, GFSB is entering into an Agreement and Plan of Merger (the "Merger Agreement") with the Company providing for, among other things, the merger of GFSB with the Company or a subsidiary of the Company (the "Merger");

        WHEREAS, Executive will derive significant pecuniary benefit from the consummation of the Merger by virtue of the Executive being the owner and/or option-holder of the shares of common stock of GFSB as well as the payment of the Severance Benefit;

        WHEREAS, Executive acknowledges receipt of the sum of THIRTY-FIVE THOUSAND AND 00/100 DOLLARS ($35,000.00) as additional inducement to enter into this Agreement (the "Additional Payment");

        NOW THEREFORE, in consideration for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Company and Executive agree as follows:

1. The Executive's hereby resigns his employment with Gallup Federal and GFSB at the effective time of the consummation of the Merger (the "Effective Time").

2.      Non-Competition and Non-Solicitation

        (a) For a period of two (2) years following termination of Executive's employment hereunder, Executive agrees not to compete with the Bank and/or the Company following such termination in McKinley or San Juan Counties, New Mexico. Executive agrees that during such period and within said Counties, Executive shall not

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work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury would result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 2(a), agree that in the event of any such breach by Executive, the Bank and/or the Company would be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, employers, employees and all persons acting for or with Executive. Nothing herein shall be construed as prohibiting the Bank and/or the Company and their successors, heirs, or assigns, from pursuing any other remedies available to the Bank and/or the Company and their successors, heirs, or assigns for such breach or threatened breach, including the recovery of damages from Executive.

        (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company, the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company and the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company, the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company or the Bank, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available other than from Executive. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company and/or the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company, the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company or the Bank from pursuing any other remedies available to the Company or the Bank for such breach or threatened breach, including the recovery of damages from Executive.

        (c) For a period of two (2) years after termination of such employment hereunder, Executive shall not, except in the course of his duties for the Bank or the Company, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person who at the time is a current employee of the Bank, the Company or any affiliate of the Bank or the Company, or who left such employ within the preceding six (6) months, to leave the employ of the Bank or the Company or to accept employment with another employer besides the Bank or the Company, or as an independent contractor, or offer employment to or hire such person, or work for any person or entity that offers employment to or hires such person. Executive covenants and agrees that during the term of this Agreement, and for a period of two (2) years after

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termination of such employment for any reason, he shall not directly or indirectly in any capacity whatsoever (whether as a proprietor, partner, investor, shareholder, director, officer, employer, employee, agent, representative or otherwise), solicit business from or perform services for any customer or prospective customer of the Bank or the Company, with respect to activities that could compete with activities of the Bank or the Company, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

        (d) In the event that the provisions of this Section 2 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, as permitted by applicable law.

3.      Release of Claims

        The Executive hereby agrees that the Executive, on behalf of himself and also on behalf of any other person or persons claiming or deriving a right from the Executive, unconditionally and irrevocably forever releases and discharge the Company, the Bank, GFSB, Gallup Federal, their respective shareholders, agents, servants, employees, directors, officers, affiliates and/or subsidiaries, their respective heirs, successors or assigns (the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, actions, demands, debts, costs, expenses, damages, injuries or causes of action ("Claims") which the Executive now has, or ever may have had, arising out of the Executive's employment by, termination of employment by, or performance of services for, GFSB, Gallup Federal and/or its affiliates or subsidiaries, up to and including the Effective Time of this Agreement, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which the Executive is not aware or does not suspect to exist as of the date on which the Executive signs this Agreement. THE EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS RELEASE, THE EXECUTIVE IS GIVING UP ALL RIGHTS THAT THE EXECUTIVE HAS UNDER FEDERAL AND/OR STATE LAW.

4.      The Executive acknowledges that:

        (a) the payments and benefits provided in the Change in Control Agreement and the Additional Payment are in consideration for the release contained herein and are the sole benefit Executive is entitled to from GFSB;

        (b) the Executive has been advised to consult an attorney before signing this Agreement and has been afforded the opportunity to do so;

        (c) the Executive has read this Agreement in its entirety, understands its terms, and knowingly and voluntarily consents to its terms and conditions;

        (d) the releases made by the Executive in Paragraph 3 of this Agreement are

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made knowingly and voluntarily, and without coercion by the Company or any of the Releasees; and

        (e) by signing this Agreement, the Executive promises that the Executive will not file any Claims, or assist in the Claims of others, against the Company or any of the Releasees. If the Executive breaks this promise by bringing, participating or assisting in an administrative proceeding with the Equal Employment Opportunity Commission ("EEOC") or any state or local government agency serving as a referral agency for the EEOC, then, in addition to any other remedies that may be available to the Company and the Releasees:

        (i) if the Executive prevails in such a proceeding, any award that the Executive is entitled to receive as a result of such proceeding shall be reduced by the payments and benefits provided in the Change in Control Agreement; and

        (ii) if the Executive does not prevail, a court may order the Executive to pay the Company damages, including attorneys' fees in certain cases (for example, if the court finds that the Executive has acted in bad faith).

5. The Executive agrees hereafter not to disclose or make reference to the terms of this Agreement without the prior written consent of the Company except
(a) as required by law and (b) upon disclosure to and agreement by such individual to abide by the terms of this confidentiality provision, to the Executive's attorney, tax and financial advisors and the Executive's immediate family. The Executive further understands and agrees that the Executive shall not hereafter contact or communicate with employees of the Company or former employees of the Company regarding the subject matter of this Agreement and will not join in, facilitate or otherwise participate in any action, proceeding or investigation against the Company. To the extent provided by law, the Executive will not be prohibited from filing or participating in claims with or investigations by the EEOC or any state or local government agency serving as a referral agency for the EEOC.

6. This Agreement constitutes the entire understanding between the parties, and supersedes any and all prior understandings and agreements between the parties.

7. The parties acknowledge that no representations, promises, consideration or inducements have been made by the Company or by any of the Releasees to The Executive other than what is contained in this Agreement.

8. This Agreement may not be modified except by a writing signed by all parties.

9. The parties acknowledge that this Agreement does not constitute or imply any admission of liability by the Company, or by any of the Releasees, to the Executive or to anyone deriving or claiming a right through the Executive or on the Executive's behalf.

10. If any provision in this Agreement is declared or determined by any court to be

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illegal, void, or unenforceable, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair, the enforceability or validity of any other provisions in this Agreement.

11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12. This Agreement shall be governed by the laws of the United States of America and, to the extent not preempted by federal law, the laws of the State of New Mexico.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first herein written.

EXECUTIVE


_____________________________
Richard P. Gallegos




FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


______________________________
By: Aubrey L. Dunn, Jr.
Its: President and Chief Executive Officer




GFSB BANCORP, INC.


______________________________
By:
Its:




GALLUP FEDERAL SAVINGS BANK


______________________________
By:
Its: